Exhibit 1.1

EXECUTION COPY

U.S. Bancorp
(a Delaware corporation)

Medium-Term Notes, Series X (Senior)
Medium-Term Notes, Series Y (Subordinated)

DISTRIBUTION AGREEMENT

April 21, 2017

U.S. Bancorp Investments, Inc.

214 North Tryon St. - 26th Floor

EX-NC - WSTC

Charlotte, North Carolina  28202

AND EACH OF THE OTHER AGENTS LISTED

ON SCHEDULE A HERETO

Ladies and Gentlemen:

U.S. Bancorp, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with you (you and each other person appointed as an agent from time to time pursuant to Section 16 of this Agreement being hereinafter referred to as an “Agent”) with respect to the issue and sale by the Company of Medium-Term Notes, Series X (Senior) (the “Senior Notes”) and Medium-Term Notes, Series Y (Subordinated) (the “Subordinated Notes” and, together with the Senior Notes, the “Securities”) due nine (9) months or more from date of issue.  The Senior Notes are to be issued pursuant to an Indenture, dated as of October 1, 1991, as amended by a First Supplemental Indenture, dated as of April 21, 2017 (as so amended, the “Senior Note Indenture”), between the Company and Citibank, NA, as trustee (the “Senior Note Trustee”) and an Officers’ Certificate establishing the terms of the Securities and any applicable Authentication Certificate supplemental to the Officers’ Certificate.  The Subordinated Notes are to be issued pursuant to an Indenture, dated as of October 1, 1991, as amended by a First Supplemental Indenture, dated as of April 1, 1993, and a Second Supplemental Indenture, dated as of April 21, 2017 (as so amended, the “Subordinated Note Indenture”), between the Company and Citibank, N.A., as trustee (the “Subordinated Note Trustee”) and an Officers’ Certificate establishing the terms of the Securities and any applicable Authentication Certificate supplemental to the Officers’ Certificate.  The Senior Note Indenture and the Subordinated Note Indenture, are together referred to herein as the “Indentures.”  It is understood that the Company may from time to time authorize the issuance of additional Securities and that such additional Securities may be sold through or to the Agents pursuant to the terms of this Agreement, as though the issuance of such Securities were authorized as of the date hereof.  This Agreement replaces and supersedes the Distribution Agreement, dated as of April 18, 2014, between the Company and the Agents (as such term is defined therein).

Subject to the terms and conditions stated herein, the Company hereby (i) appoints you as an agent of the Company for the purpose of soliciting purchases of the

Securities from the Company by others and (ii) agrees that whenever the Company determines to sell Securities directly to you as principal for resale to others, it will enter into a terms agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an oral agreement confirmed in writing or any exchange of any standard form of written telecommunication between you and the Company), a syndicated terms agreement (which shall be substantially in the form of Exhibit B hereto) or other separate agreement to which you and the Company shall otherwise agree, relating to such sale in accordance with the provisions of Section 2(b) hereof (any such terms agreement, syndicated terms agreement or other separate agreement to which you and the Company shall otherwise agree shall hereinafter be referred to as a “Terms Agreement.”)

SECTION 1.  Representations and Warranties.

(a)           The Company represents and warrants to you as of the date hereof, as of the Closing Time (as defined below) and each Settlement Date (as defined below) hereinafter referred to, and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case, the “Representation Date”), as follows:

(i)            An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”)) on Form S-3 in respect of the Securities (File No. 333-217413) (A) has been prepared by the Company in conformity with the requirements of the 1933 Act, and the rules and regulations (the “1933 Act Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (B) has been filed with the Commission under the 1933 Act not earlier than the date that is three years prior to the Closing Time and (C) upon its filing with the Commission, automatically became and is effective under the 1933 Act.  Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement and all documents that have been filed with the Commission pursuant to EDGAR (as defined below) and incorporated by reference in each prospectus contained therein) have been delivered or made available by the Company to the Agents; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission.

Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the 1933 Act, is herein called the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been

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complied with to the reasonable satisfaction of counsel to the Agents; no order preventing or suspending the use of the Prospectus (as defined below) or any Issuer Free Writing Prospectus (as defined below) has been issued by the Commission; the Company meets the requirements for use of Form S-3 and has not been notified by the Commission of any objection to the use of the automatic shelf registration statement on Form S-3.

The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations), in each case, at all times relevant under the 1933 Act in connection with the offering of the Securities.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to use of the automatic shelf registration statement and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement.

For purposes of this Agreement, the following terms have the specified meanings:

The term “Applicable Time” means the time and date set forth in the Terms Agreement relating to an issue of Securities or, when not otherwise agreed to between the Company and the applicable Agents, the time and date when an Agent first conveys to purchasers the pricing terms of an issue of Securities set forth in the applicable Pricing Supplement (or a Term Sheet (as defined in Section 3(d)), if any, prepared prior to the Pricing Supplement), for such issue of Securities.

The term “Basic Prospectus” means the base prospectus relating to the Securities included in the Registration Statement at the time it became effective.

The term “Prospectus” means the prospectus relating to the Securities, including the Basic Prospectus and the prospectus supplement relating to the Securities heretofore filed with the Commission (the “Prospectus Supplement”) and any pricing supplement related to any issue of Securities (the “Pricing Supplement”), in the form first furnished to the Agents for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

As used herein, the terms “Registration Statement,” “Basic Prospectus,” and “Prospectus” shall include, in each case, the material, if any, incorporated by reference therein as of its effective time, in the case of the Registration Statement and the Basic Prospectus, and as of the date of such prospectus, in the case of any Prospectus.  Any reference to any amendment or supplement to the Basic Prospectus or Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Basic Prospectus or any Prospectus, as the case may be.  Any reference to any amendment to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (“Rule 433”), prepared in connection with an issue of Securities, including a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission.

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The term “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433) as evidenced by it being specified in a schedule to the Terms Agreement (for offerings pursuant to Section 2(b)), including, without limitation, any Term Sheet (as defined in Section 3(d) hereof), or as otherwise identified by the parties hereto.

The term “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references herein to the Registration Statement or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(ii)           The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations thereunder, and when read together and with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, (A) at the time the Registration Statement became effective, (B) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities and (C) as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided, however, that the foregoing shall not apply to any statements or omission made therein in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein.

(iii)          At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to an Agent pursuant to Rule 430B(f)(2) under the 1933 Act and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus complied when filed with the Commission in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and, with respect to any issue of Securities, as of the Applicable Time for such issue of Securities, neither

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(x) the Basic Prospectus, the Prospectus Supplement, the applicable Pricing Supplement (if no Term Sheet has been prepared for such issue of Securities) and the Issuer General Use Free Writing Prospectus(es), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of any such issue of Securities or until any earlier date that the Company notified or notifies the Agents, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(a)(iii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein or to that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of any trustee.

(iv)          The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(v)           Ernst & Young LLP (or another nationally recognized firm of independent public accountants), who certified the financial statements and the Company’s internal controls included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(vi)          The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of the 1933 Act and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(vii)         Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has not been any material decrease in the capital stock or material increase in the long-term debt to third parties of the Company or any subsidiary of the Company that would constitute a “significant subsidiary” within the meaning of Article I of Regulation S-X of the 1933 Act, (B) there has been no Material Adverse Effect (as

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defined below), and (C) there have been no material transactions entered into by the Company, or any of the subsidiaries of the Company other than those in the ordinary course of business.  “Material Adverse Effect” shall mean a material adverse change, whether or not arising in the ordinary course of business, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(viii)        The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and (B) is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(ix)          U.S. Bank National Association, the Company’s principal subsidiary bank, has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of such bank has been duly authorized and validly issued and is fully paid and, except as provided in 12 U.S.C. Section 55, non-assesable; and 100% of the capital stock of U.S. Bank National Association, other than any director’s qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

(x)           The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus as of the date or dates specified therein and the shares of issued and outstanding capital stock set forth therein have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the General Disclosure Package and Prospectus.

(xi)          Neither the Company nor any of its subsidiaries is (A) in violation of its organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument (or similar documents) to which it is a party or by which it or any of them or their properties or assets may be bound, except in the case of this clause (B) for such violations or defaults that would not result in a Material Adverse Effect; and the execution and delivery of this Agreement, the Securities, the Indentures and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach

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or default would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws (or similar document) of the Company or any of its subsidiaries or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of, or filing or registration with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act or the 1933 Act Regulations, all of which have been obtained, or such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Agents.

(xii)         The Company is not, and after giving effect to the issuance of the offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”) or controlled by an entity required to be registered under the 1940 Act as an “investment company.”

(xiii)        The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted.

(xiv)        The Company and the subsidiaries of the Company own or possess all material trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of the subsidiaries of the Company has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that, if the subject of an unfavorable decision, ruling or finding would, individually or in the aggregate, result in a Material Adverse Effect.

(xv)         There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets thereof or which may reasonably be expected to materially and adversely affect the consummation of this Agreement and the consummation of the transactions contemplated hereby; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xvi)        No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(xvii)       The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indentures against payment of the consideration therefor specified herein, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy,

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insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.  The Securities will be substantially in a form previously certified to the Agents and contemplated by the Indentures; and each holder of Securities will be entitled to the benefits of the Indenture.  The Securities and the Indentures conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)      Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company.

(xix)        The Indentures have been duly qualified under the 1939 Act and have been duly authorized, executed and delivered by the Company and are the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xx)         Except as specifically disclosed in the General Disclosure Package and the Prospectus, to the best knowledge of the Company, the operations of the Company are currently in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency; and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, is threatened.

(xxi)        Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person “associated with” (within the meaning of the U.K. Bribery Act of 2010) or acting on behalf of the Company or any of its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010; or (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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(xxii)       Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) the transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15e and 15d-15e under the 1934 Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer; and the Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiii)      None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxiv)     The Company has not agreed to pay, and the Company does not know of any outstanding material claims in the nature of, a finder’s fee, financial advisory fee, origination fee or similar fee to be paid by them with respect to the transactions contemplated hereby, except as contemplated by this Agreement.

(xxv)      There are no contracts, agreements or understandings among the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or who in connection with the transactions contemplated hereby have the right to request the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(xxvi)     The Company has all the necessary power and authority to execute and deliver this Agreement, the Securities, the Indentures and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein.

(xxvii)    Each of this Agreement and each applicable Terms Agreement, if any, that are described in the General Disclosure Package and the Prospectus will conform in all material respects to the respective statements relating thereto in the General Disclosure Package and the Prospectus.

(xxviii)   Neither the Company nor any of its Affiliates has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which would

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be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

(xxix)     The statements set forth in the General Disclosure Package and the Prospectus under the captions “Description of Notes” and “Plan of Distribution (Conflicts of Interest),” insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.  The statements set forth in the General Disclosure Package and the Prospectus under the captions “Certain United States Federal Income Tax Consequences” insofar as such statements refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects.

(b)           Any certificate signed by any officer of the Company and delivered to you or to your counsel in connection with an offering of Securities, or the sale of Securities to you pursuant to any applicable Terms Agreement, contemplated by this Agreement shall be deemed a representation and warranty by the Company to you as to the matters covered thereby on the date of such certificate and at each Representation Date relating to such offering or sale.

SECTION 2.  Solicitations as Agent; Purchases as Principal.

(a)           Solicitations as Agent.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use your reasonable efforts, as agent for the Company, to solicit offers to purchase the Securities upon the terms and conditions set forth in the General Disclosure Package and the Prospectus.  You are not authorized to appoint sub-agents with respect to Securities sold through you as agent.  All securities sold through you as agent will be sold at 100% of their principal amount, unless otherwise agreed upon by you and the Company.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Securities commencing at any time for any period of time or permanently.  Upon receipt of instructions from the Company, you will forthwith suspend solicitation of purchases from the Company until advised by the Company that such solicitation may be resumed.

The Company agrees to pay you a commission equal to a specified percentage, as agreed between the Company and you, of the principal amount (or, in the case of original issue discount securities, the principal amount payable at the stated maturity thereof) of each Security sold by the Company, as a result of a solicitation made or offer to purchase received by you, as agent for the Company.

You, in your capacity as agent for the Company, are authorized to solicit orders for the Securities with terms specified to you from time to time by the Company.  You shall communicate to the Company, orally or in writing, each offer to purchase Securities received by you as agent that in your judgment should be considered by the Company.  The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part.  You shall have the right to reject any offer to purchase the Securities received by you in whole or in part, and any such rejection shall not be deemed a breach of your agreement contained herein.

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(b)           Purchases as Principal.  Each sale of Securities to you as principal shall be made in accordance with the terms of this Agreement and (unless the Company and you shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, you.  Your commitment to purchase Securities pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and in any applicable Terms Agreement and shall be subject to the terms and conditions set forth herein and in any such Terms Agreement; provided, however, that for purposes of any Terms Agreement all references in this Agreement to “you” or “the Agents” shall be deemed to refer only to the Agent or Agents that are a party to such Terms Agreement.  Each Terms Agreement shall specify the principal amount of Securities to be purchased by you pursuant thereto, the price to be paid to the Company for such Securities, the initial public offering price, if any, at which the Securities are proposed to be reoffered, and the time of delivery of and payment for such Securities and such other provisions as may be mutually agreed upon.  Such Terms Agreement shall also specify any requirements for officer’s certificates, opinions of counsel and letters from Ernst & Young LLP (or another nationally recognized firm of independent public accountants) pursuant to Sections 5 and 6 hereof.  Each purchase of the Securities shall be (i) at a discount from the principal amount of such Securities as agreed between the Company and such Agent or (ii) as otherwise agreed between the Company and such Agent.

For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Procedures (as defined below) unless the Company and the relevant Agent(s) shall otherwise agree.

Subject to the provisions of any applicable Terms Agreement, Securities purchased by an Agent as principal may be resold by such Agent to one or more investors or other purchasers at fixed offering prices or at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent.  In addition, such Agent may offer the Securities it has purchased as principal to other dealers.

If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Securities from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Securities which it or they are obligated to purchase (the “Defaulted Securities”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)            if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bear to the purchase obligations of all nondefaulting Agents; or

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(ii)           if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default.  In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the rights to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

(c)           Procedures; Settlement.  Administrative procedures with respect to the sale of Securities shall be set forth in an exhibit to the Officers’ Certificate and Company Orders relating to such Securities, each as delivered by the Company on the date hereof, as agreed to between the Company and the Agents (the “Procedures”).  You and the Company agree to perform on and after the Closing Time the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.  The time of delivery of and payment for Securities, whether pursuant to a Terms Agreement or other agreement to purchase Securities as principal or pursuant to another purchaser’s offer to purchase Securities solicited by you in your capacity as agent for the Company, is hereinafter referred to as the “Settlement Date” for such Securities.

(d)           Non-U.S. Dollar-Denominated Securities.  You agree, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver such Security in, or to residents of, the country issuing such currency (or, if such Security is denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency), except as permitted by applicable law.

(e)           Delivery.  The documents initially required to be delivered by Section 5 hereof shall be delivered at the offices of O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, New York 10036 on the date hereof, or at such other time as you and the Company may agree upon in writing (the “Closing Time”).

SECTION 3.  Covenants of the Company.  The Company covenants with you as follows:

(a)           If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act

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Regulations, or if at any time following issuance of an Issuer Free Writing Prospectus, any event shall occur or condition exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, immediate notice shall be given, and confirmed in writing, to you to cease the solicitation of offers to purchase the Securities in your capacity as agent for the Company and to cease sales of any Securities you may then own as principal pursuant to a Terms Agreement or otherwise, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement, omission or conflict or to make the Registration Statement, the Prospectus or the Issuer Free Writing Prospectus comply with such requirements.

(b)           On the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall post to its website or furnish such information to you, confirmed in writing upon request, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference summary financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Securities in your capacity as agent for the Company pursuant to a request from the Company, and shall not then hold any Securities as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with you.

(c)           On the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Securities in your capacity as agent for the Company pursuant to a request from the Company, and shall not then hold any Securities as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with you.

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(d)           The Company will: (i) prepare the Pricing Supplement in relation to the applicable Securities in a form approved by the Agents and file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act in the manner and within the time period required by Rule 424(b); (ii) if agreed between the Company and the Agents, prepare a final term sheet (a “Term Sheet”), containing solely a description of the offered Securities, in a form approved by you and to file such Term Sheet pursuant to Rule 433(d) within the time period specified therein; (iii) file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act; and (iv) make no further amendment or any supplement to the Registration Statement or Prospectus after the date referred to in Section 6(a) hereof relating to such offered Securities and prior to the applicable Settlement Date for such offered Securities which is not consented to by the Agents after reasonable notice thereof (such consent not to be unreasonably withheld).

(e)           The Company represents and agrees that, unless it obtains the prior consent of the Agents, and each Agent represents and agrees that, unless it obtains the prior consent of the Company and the other Agents, it has not made and will not make any offer relating to any issue of Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that consent shall have been deemed to have been given with respect to a free writing prospectus containing the information contained in the Term Sheet prepared and filed pursuant to Section 3(d) hereto.  Any such free writing prospectus consented to by the Company and the Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  Notwithstanding anything to the contrary contained herein, the Company and the Agents consent to the use by the Agents of one or more term sheets relating to the Securities containing either the information describing the preliminary terms of the Securities or their offering or the information included in the applicable Pricing Supplement (or a Term Sheet (as defined in Section 3(d)) and other customary information that is not “issuer information,” as defined in Rule 433, provided that such term sheet shall not be treated as an Issuer Free Writing Prospectus.

(f)            The Company will make generally available to its security holders (as defined in Rule 158) as soon as practicable, but not later than 45 days after the close of each of the first three fiscal quarters of each fiscal year and 90 days after the close of each fiscal year, earnings statements (in a form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the fiscal quarter next following the effective date of the Registration Statement with respect to each sale of Securities, provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the 1934 Act.

(g)           The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment to the Registration Statement or prospectus supplement not relating to the Securities

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or an amendment or supplement providing solely for the interests rates, redemption provisions, maturities or other terms of the Securities or other information contemplated by the Prospectus or required by the 1933 Act or 1933 Act Regulations to be filed in a Pricing Supplement or an amendment or supplement effected by the filing of a document with the Commission pursuant to the 1934 Act).  The Company will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object and, if requested, will furnish you with copies of documents filed pursuant to the 1934 Act promptly upon request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to you to the extent such document is available on EDGAR.

(h)           The Company will notify you as promptly as practicable (i) of the filing and effectiveness of any amendment to the Registration Statement (other than a prospectus supplement not relating to the Securities or an amendment or supplement providing solely for the interests rates, redemption provisions, maturities or other terms of the Securities or other information contemplated by the Prospectus or required by the 1933 Act or 1933 Act Regulations to be filed in a Pricing Supplement or an amendment or supplement effected by the filing of a document with the commission pursuant to the 1934 Act), (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or any document filed pursuant to the 1934 Act that is incorporated by reference in the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of initiation of any proceedings for that purpose or (v) of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or threat of initiation of any proceedings for that purpose.  The Company will make every reasonable effort to prevent the issuance of any stop order or suspension of qualification and, if any stop order or suspension of qualification is issued, to obtain the lifting thereof at the earliest possible moment.

(i)            The Company will deliver to you, in printed, electronic or such other format as may be agreed, as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.  The Company will furnish to you as many copies of the Prospectus (as amended or supplemented), in printed, electronic or such other format as may be agreed, as you shall reasonably request so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities.

(j)            The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

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(k)           The Company, during the period in which the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(l)            Between the date of any Terms Agreement to which you are a party and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent (which will not be unreasonably withheld) of each Agent that is a party to such Terms Agreement (or, in the case of a syndicated issue, the book-running lead manager(s)), offer or sell, or enter into any agreement to sell, any U.S. dollar-denominated debt securities of the Company with terms otherwise substantially similar to those of the Securities which are the subject of such Terms Agreement (other than such Securities), except as may otherwise be provided in any such Terms Agreement.  Between (i) the date the Company accepts an offer by any Agent to purchase Securities as principal not pursuant to a Terms Agreement and confirms in writing its agreement to comply with this Section 3(l) with respect to such Securities, and (ii) the Settlement Date with respect to such Securities, the Company will not, without the prior consent (which will not be unreasonably withheld) of such Agent, offer or sell, or enter into any agreement to sell, any U.S. dollar-denominated debt securities of the Company with terms otherwise substantially similar to those of the Securities purchased by such Agent as principal (other than such Securities), except as may otherwise be provided in the Company’s written confirmation to such Agent.

(m)          The Company will suspend solicitation of purchases of the Securities, and will advise the Agents of such suspension, upon receiving notice from a “nationally recognized statistical rating organization” of the downgrading of any rating assigned to any debt securities of the Company or upon receiving notice of any intended or potential downgrading or any review with possible negative implications.

SECTION 4.  Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement (whether or not any sale of Securities is consummated), including: (i) the preparation and filing of the Registration Statement, the General Disclosure Package and Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company’s counsel and accountants and of the Senior Note Trustee and the Subordinated Note Trustee and its counsel, (iv) the qualification of the Securities under securities or blue sky laws in accordance with the provisions of Section 3(j) hereof, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky memorandum, any blue sky survey and any legal investment survey, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indentures and any blue sky memorandum, blue sky survey and any legal investment survey, (vii) any fees charged by rating agencies for the rating of the Securities and (viii) the filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities.  The Company shall reimburse you for the reasonable fees and disbursements of your counsel in connection with the establishment and maintenance of the program contemplated by this

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Agreement.  The Company shall also reimburse you for any advertising and other out-of-pocket expenses incurred with the prior approval of the Company.

SECTION 5.  Conditions of Obligation.  Your obligation to solicit offers to purchase the Securities in your capacity as agent of the Company and your obligation to purchase Securities as principal pursuant to any Terms Agreement or otherwise and the obligations of purchasers to purchase Securities pursuant to purchase offers solicited by you and accepted by the Company will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent’s obligation to solicit offers to purchase Securities, at the time of such solicitation, and, in the case of an Agent’s or any other purchaser’s obligation to purchase Securities, at the time the Company accepts the offer to purchase such Securities and at the applicable Settlement Date) and (in each case) to the following additional conditions precedent:

(a)           At the Closing Time and at each Settlement Date with respect to any applicable Terms Agreement to which you are a party, if called for by such Terms Agreement, you shall have received:

(1)           The opinion or opinions (including the 10b-5 letter), dated as of such time, of Squire Patton Boggs (US) LLP, counsel to the Company, in a form and substance satisfactory to you, to the effect that:

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)           The Company has corporate power and authority to own, lease and operate its material properties and conduct its business substantially as described in the Registration Statement, the General Disclosure Package (if applicable) and the Prospectus.

(iii)          U.S. Bank National Association has been duly organized and is validly existing as a national banking association authorized to transact the business of banking under the laws of the United States, and has corporate power and authority to own, lease and operate its material properties and conduct its business substantially as described in the Registration Statement, the General Disclosure Package (if applicable) and the Prospectus.

(iv)          This Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

(v)           Each of the Senior Note Indenture and the Subordinated Note Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming each such Indenture has been duly authorized,

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executed and delivered by the Senior Note Trustee or the Subordinated Note Trustee, as applicable) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject (A) to the effect of bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (B) to the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought, (C) to the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable, (D) to the requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a foreign currency, currency unit or composite currency judgment in respect of such claim) would be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (E) to governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, currency unit or composite currency.

(vi)          The Senior Notes and the Subordinated Notes have been duly established in conformity with Section 301 of the Senior Note Indenture and the Subordinated Note Indenture, respectively. The Securities have been duly and validly authorized by all requisite corporate action and, when executed, authenticated and issued as specified in the applicable Indenture and delivered against payment of the consideration therefor in accordance with this Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject (A) to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (B) to the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought, (C) to the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable, (D) to the requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a foreign currency, currency unit or composite currency judgment in respect of such claim) would be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (E) to governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, currency unit or composite currency; and the Securities will be substantially in a form contemplated by the Senior Note Indenture and the Subordinated Note Indenture, as applicable, and will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

(vii)         The statements in the General Disclosure Package (if applicable) and the Prospectus under the caption “Securities We May Offer—Senior Notes and Subordinated Notes,” and similar captions in the applicable prospectus supplement, insofar as they purport to summarize certain provisions of

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documents specifically referred to therein, are accurate summaries of such provisions.

(viii)        The statements in the General Disclosure Package (if applicable) and the Prospectus with respect to the Securities under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(ix)          To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, deeds of trust, loan agreements, notes, leases or other agreements or instruments required to be described or referred to in the General Disclosure Package, the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

(x)           The Indentures are duly qualified under the 1939 Act.

(xi)          The Registration Statement is effective under the 1933 Act; any required filing of each prospectus relating to the offered Securities (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xii)         At the time the Registration Statement, including without limitation the Rule 430B Information, became effective or is deemed effective, and as of the date hereof, the Registration Statement and the Prospectus, and at the time they were filed, each document incorporated by reference therein (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other data or information of a financial or accounting nature set forth or referred to in the Registration Statement or in any document incorporated therein by reference or any exhibits thereto, including the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act, the 1934 Act, the 1939 Act and the regulations under each of those Acts; and such counsel has no reason to believe that (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other data or information of a financial or accounting nature set forth or referred to in the Registration Statement or in any document incorporated therein by reference or any exhibits thereto, including the Statements

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of Eligibility on Form T-1 filed as an exhibit, as to which no opinion need be rendered): (A) the Registration Statement, including without limitation the Rule 430B Information, as of its effective date and each deemed effective date, or if an amendment to the Registration Statement or to any document incorporated by reference therein has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, and at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Prospectus, as amended or supplemented at the Closing Time or the Settlement Date, as the case may be, as of its date, at the Closing Time and the Settlement Date, contained or contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the General Disclosure Package (if applicable) as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xiii)        No consent, approval, authorization, license or order of, or qualification,  filing or registration with, any court or governmental authority or agency is required for the performance by the Company of this Agreement, the Terms Agreement, the Securities, the Senior Note Indenture or the Subordinated Note Indenture, or the consummation of the transactions herein and therein contemplated, except such as may be required under the 1933 Act,  the 1933 Act Regulations or the 1934 Act, all of which have been obtained, or such as may be required under state securities or blue sky laws.  The execution and delivery of the Indentures, this Distribution Agreement and the Securities and the consummation of the transactions contemplated herein and therein will not result in a violation of any federal or New York law.

(xiv)        The Company is not an “investment company” within the meaning of the 1940 Act, and in respect of each Settlement Date with respect to any applicable Terms Agreement which calls for an opinion to be delivered pursuant hereto, the Company, after giving effect to the application of proceeds from the offering of the Securities as contemplated in the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the 1940 Act.

(xv)         The Company has all the necessary power and authority to execute, deliver and perform this Agreement, the Terms Agreement, the Securities, the Senior Note Indenture and the Subordinated Note Indenture and to consummate the transactions herein and therein contemplated, and perform its obligations thereunder.

(2)           The opinion or opinions, dated as of such time, of the General Counsel of the Company, in a form and substance satisfactory to you, to the effect that:

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(i)            There are no pending or, to the best of such counsel’s knowledge, overtly threatened lawsuits or claims against the Company or its subsidiaries that are required to be disclosed in the documents incorporated by reference in the Registration Statement that are not disclosed as required.

(ii)           The execution and delivery of this Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement), the Securities and the Indentures and the consummation of the transactions contemplated herein and therein will not (A) conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is material to the Company and its subsidiaries, taken as a whole, or (B) result in a violation of any law or administrative regulation or administrative or judicial decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company known to such counsel and applicable to the Company, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company.

(iii)          The Company is duly qualified to do business as a foreign corporation and is in good standing in each U.S. jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(3)           The opinion or opinions of your counsel, relating to the validity of the Securities, the Indentures, this Agreement, such other matters as the Agent or Agents receiving such opinion may request and the Registration Statement, the General Disclosure Package (if applicable) and the Prospectus.

(b)           At the Closing Time and at each Settlement Date with respect to any Terms Agreement to which you are a party, if called for by such Terms Agreement, you shall have received a certificate of the Chairman, Vice Chairman, President or a Vice President of the Company, dated as of the Closing Time and, if called for by such Terms Agreement, dated as of the Settlement Date for such transaction, in each case, to the effect (i) that there has been no downgrading, nor any notice given of any potential or intended downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any nationally recognized statistical rating organization since the date of the Terms Agreement (if such certificate is called for by such Terms Agreement), (ii) that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate and (iv) that, to the best of the

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Company’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

(c)           At the Closing Time, at the date of any Terms Agreement and on the applicable Settlement Date with respect to any such Terms Agreement to which you are a party, if called for by such Terms Agreement, you shall have received from Ernst & Young LLP (or another nationally recognized firm of independent public accountants), a letter, dated as of the Closing Time or the date of the Terms Agreement, and a bring-down letter, dated as of such Settlement Date, as applicable, in a form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial information contained in or incorporated by reference into the General Disclosure Package and the Prospectus, and confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

All financial statements and schedules included in materials incorporated by reference in the General Disclosure Package and the Prospectus shall be deemed included in the General Disclosure Package and the Prospectus for purposes of this subsection.

(d)           At the Closing Time and at each Settlement Date with respect to any Terms Agreement to which you are a party, if called for by such Terms Agreement, the counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in a form and substance to the Agents and their counsel.

Your obligation to solicit offers to purchase the Securities in your capacity as Agent for the Company, your obligation to purchase Securities as principal pursuant to any Terms Agreement or otherwise and the obligations of purchasers to purchase Securities pursuant to purchase offers solicited by you and accepted by the Company will be subject to the following further conditions:  (i) there shall not have been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, other than as set forth in the General Disclosure Package and the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, and (ii) there shall not have occurred any outbreak or escalation of hostilities or any material change in financial markets or other calamity or crisis (including, without limitation, an act of terrorism) the effect of which is such as to make it, in your judgment (or, in the case of a syndicated issue, in the judgment of the book-running lead manager(s)), impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, and (iii) trading in securities of the Company shall not have been suspended by the Commission or a national securities exchange, nor shall trading generally on either the Nasdaq Global Market or the New York Stock Exchange have been suspended, or minimum or maximum prices for trading of securities generally have

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been fixed, or maximum ranges for prices for securities (other than trading limits currently in effect and other similar trading limits) have been required, or trading otherwise materially limited, by either of said exchanges or by order of the Commission or any other governmental authority, nor shall a banking moratorium have been declared by either Federal or New York authorities nor shall a banking moratorium have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable, and (iv) there shall not have been a material disruption in commercial banking or securities settlement or clearance services in the United States, and (v) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of the applicable Terms Agreement or the date that the applicable purchase offer was presented to the Company, as the case may be, shall not have been downgraded from that date to the applicable Settlement Date nor shall any notice have been given by any such nationally recognized statistical rating organization of any intended or potential downgrading or any review for possible change that does not indicate the direction of the possible change in such rating and (vi) the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, shall not have contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

If any condition specified in this Section 5 shall not have been fulfilled, any Terms Agreement to which you are a party and any agreement to purchase Securities from the Company pursuant to a purchase offer solicited by you as Agent may be terminated insofar as it applies to you (or, if terminated by the book-running lead manager of a syndicated issue, as it applies to all Agents party thereto) or to a prospective purchaser, in the case of a solicited purchase offer, by notice to the Company at any time at or prior to the Closing Time or applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

SECTION 6.  Additional Covenants of the Company.  The Company covenants and agrees that:

(a)           Each acceptance by it of an offer for the purchase of Securities, and each sale of Securities to you (whether to you as principal or through you as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or you, as the case may be, of the relevant Securities, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to each such time).

(b)           Each time that the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to the terms of the Securities or a change in the principal amount of Securities

23

remaining to be sold or similar changes) or there is filed with the Commission any document incorporated by reference in the General Disclosure Package or the Prospectus (other than by an amendment or supplement relating solely to the terms of the Securities or a change in the principal amount of the Securities remaining to be sold or similar changes) or if the Company sells Securities to you pursuant to a Terms Agreement and such Terms Agreement so provides, the Company shall, if so requested by you or if so required by such Terms Agreement, furnish or cause to be furnished to you (or, if such certificate is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) forthwith a certificate in a form satisfactory to you (or, if such certificate is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to you are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificates.

(c)           If the Company sells Securities to you pursuant to a Terms Agreement and such Terms Agreement so provides, the Company shall, if so required by such Terms Agreement, furnish or cause to be furnished forthwith to you (or, if such certificate is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) and the counsel for the Agents, written opinions of Squire Patton Boggs (US) LLP, counsel to the Company, or other counsel satisfactory to the Agents receiving such opinion, and the General Counsel of the Company, each dated the date of delivery of such opinion, in a form satisfactory to the Agents receiving such opinion, of the same tenor as the opinions referred to in Sections 5(a)(1) and 5(a)(2), respectively, hereof but modified, as necessary, to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing each such opinion to the Agents shall furnish to the Agent or Agents entitled to receive such opinion a letter to the effect that such Agent or Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)           If the Company sells Securities to you pursuant to a Terms Agreement and such Terms Agreement so provides, the Company shall, if so required by such Terms Agreement, cause Ernst & Young LLP (or another nationally recognized firm of independent public accountants) forthwith to furnish you (or, if such letter is being furnished pursuant to a Terms Agreement, to the Agent or Agents party thereto) a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in a form satisfactory to the Agent or Agents entitled to receive such letter, of the same tenor as the letters previously delivered pursuant to Section 5(c) hereof but modified to relate to the Registration Statement, the General Disclosure Package and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes

24

in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement, the General Disclosure Package or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young LLP (or another nationally recognized firm of independent public accountants) may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agent or Agents entitled to receive such letter, such letter should cover such other information.

SECTION 7.  Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Agent, their officers, directors, affiliates and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage or expense, joint or several, whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, Prospectus Supplement, Pricing Supplement, General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto), Basic Prospectus, Prospectus Supplement, Pricing Supplement, General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement) or any Issuer Free Writing Prospectus;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such Agent as aforesaid) if such settlement is effected with the prior written consent of the Company; and

25

(iii)          against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Agent), as incurred, insofar as they are reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by such Agent as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

(b)           Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), Basic Prospectus, Prospectus Supplement, Pricing Supplement, General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto), Basic Prospectus, Prospectus Supplement, Pricing Supplement, General Disclosure Package or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement) or any Issuer Free Writing Prospectus.

(c)           Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one of the Agents is an indemnified party each such Agent shall be entitled to separate counsel (in addition to any local counsel) in each such jurisdiction to the extent such Agent may have interests conflicting with those of the other Agent or Agents because of the participation of one Agent in a transaction hereunder in which the other Agent or Agents did not participate.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release

26

of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 8.  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by each indemnified party with respect to the Securities that were the subject of the claim for indemnification in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agents on the other.  The relative benefits received by the Company on the one hand and the applicable Agents on the other shall be deemed to be in such proportion represented by the percentage that the total commissions and underwriting discounts received by the applicable Agents from such Securities bears to the total net proceeds (before deducting expenses) received by the Company from such Securities, and the Company is responsible for the balance.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof, then each indemnified party shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Agent agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined pro rata (even if the Agents were treated as one entity for such purpose) or by any other method of allocation, which does not take account of the equitable considerations referred to above in this Section 8.  Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in the second sentence of this Section 8 that were offered and sold to the public through the applicable Agents exceeds the amount of any damages that the applicable Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled under this Section 8 to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls the applicable Agents within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the applicable Agents, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  In addition, in connection with an offering of Securities purchased from the Company by two or more Agents

27

as principal, the respective obligations of such Agents to contribute pursuant to this Section 8 are several, and not joint, in proportion to the aggregate principal amount of Securities that each such Agent has agreed to purchase from the Company.

SECTION 9.  Status of the Agents.  In acting under this Agreement and in connection with the sale of any Securities by the Company (other than Securities sold to you as principal), you are acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by you and accepted by the Company but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason.  If the Company shall default in its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

SECTION 10.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and indemnification and contribution agreements contained in this Agreement or any Terms Agreement or other agreement to purchase Securities as principal to which you are a party, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or any such Terms Agreement or any such other agreement, or any investigation made by or on behalf of the Agents or any controlling person referred to in Section 7 hereof, or by or on behalf of the Company or any controlling person referred to in Section 7 hereof, and shall survive each delivery of and payment for any of the Securities.

SECTION 11.  Termination.  This Agreement may be terminated with respect to the participation of any party hereto for any reason at any time by such party upon the giving of 30 days’ advance written notice of such termination to the other parties hereto.  Any Terms Agreement or other agreement to purchase securities as principal to which you are a party shall be subject to termination pursuant to the terms set forth or incorporated by reference therein, but the termination of this Agreement shall not automatically cause the termination of any such Terms Agreement or such other agreement.

In the event of any such termination of this Agreement by any other party hereto, no other party will have any liability to such party and such party will not have any liability to any other party hereto, except that (i) you shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) you shall own any of the Securities with the intention of reselling them or (B) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or his agent of the Securities or Securities relating thereto has not occurred, the covenants set forth in Sections 3, 5 and 6 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be and (iii) the covenant set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9, 10, 12, 13, 14 and 15 hereof shall remain in effect.

28

SECTION 12.  Notices.  All notices and other communications hereunder shall be in writing and effective upon receipt and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to any or all of the Agents shall be directed to the applicable address set forth on Schedule A attached hereto.  Notices to the Company shall be directed to it at U.S. Bancorp, 800 Nicollet Mall, BC-MN-H18T, Minneapolis, Minnesota 55402, attention of the Assistant Treasurer.

Each Agent hereby notifies the Company that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

SECTION 13.  Nature of Relationship.  The Company acknowledges and agrees that (A) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent(s), on the other hand, (B) in connection with any offering of the Securities and the process leading to such transactions the Agent(s) is and has been acting solely as a principal and not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (C) the Agent(s) has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any offering of the Securities contemplated in this Agreement or the process leading thereto (irrespective of whether the Agent(s) has advised or is currently advising, the Company on other matters) and the Agent(s) has no obligation to the Company with respect to any offering of the Securities contemplated in this Agreement, except the obligations expressly set forth in this Agreement, (D) the Agent(s) and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (E) the Agent(s) has not provided any legal, accounting, regulatory or tax advice with respect to any offering of the Securities contemplated in this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.  Parties.  This Agreement and any Terms Agreement to which you are a party shall inure to the benefit of and be binding upon you (or, in the case of a Terms Agreement, the Agent or Agents which are a party thereto) and the Company and their respective successors and, to the extent provided in Section 5 hereof, shall inure to the benefit of any person who has agreed to purchase Securities from the Company pursuant to a purchase offer solicited by you.  Nothing expressed or mentioned in this Agreement or any Terms Agreement to which you are a party is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and, to the extent provided in Section 5 hereof, any person who has agreed to purchase Securities from the Company pursuant to a purchase offer solicited by you, and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision herein or therein contained.  This Agreement and any such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and, to the extent provided in Section 5 hereof, any person

29

who has agreed to purchase Securities from the Company pursuant to a purchase offer solicited by you, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Agreement.

SECTION 15.  Governing Law.  This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York.

SECTION 16.  Additional Agents.  The Company may from time to time appoint any institution as a new agent hereunder in respect of the offer or sale of Securities generally or in relation to a particular tranche of Securities only; in which event, upon such institution’s confirmation and acceptance of such appointment by delivery of an agent accession letter on the terms mutually satisfactory to the Company and such institution, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent hereunder; provided, further, that, in the case of an institution that has become an Agent in relation to a particular tranche of Securities, following the issue of such tranche of Securities, the relevant new Agent shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such tranche of Securities.

[Signature Pages Follow]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

Very truly yours,

U.S. BANCORP

By:	/s/ Joseph M. Tessmer
	Name:	Joseph M. Tessmer
	Title:	Senior Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Kyle Stegemeyer
	Name:	Kyle Stegemeyer
	Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Faizal Sayani
	Name:	Faizal Sayani
	Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

CAPITAL ONE SECURITIES, INC.

By:	/s/ William Gates
	Name:	William Gates
	Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

CIBC WORLD MARKETS CORP.

By:	/s/ Jeff Wilson
	Name:	Jeff Wilson
	Title:	Executive Director

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
	Name:	Sharon Harrison
	Title:	Director

CONFIRMED AND ACCEPTED, as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
	Name:	Mary Hardgrove
	Title:	Managing Director

By:	/s/ Anguel Zaprianov
	Name:	Anguel Zaprianov
	Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
	Name:	Luiz Lanfredi
	Title:	Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

CONFIRMED AND ACCEPTED, as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Jim Harasimowicz
	Name:	Jim Harasimowicz
	Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Jacqueline Cleary
	Name:	Jacqueline Cleary
	Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

CONFIRMED AND ACCEPTED, as of the date first above written:

PIPER JAFFRAY & CO.

By:	/s/ M. Bradley Winges
	Name:	M. Bradley Winges
	Title:	Head of Fixed Income Services, and Firm Investments and Trading

CONFIRMED AND ACCEPTED, as of the date first above written:

PNC CAPITAL MARKETS LLC

By:	/s/ Robert W. Thomas
	Name:	Robert W. Thomas
	Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Laura Drumm
	Name:	Laura Drumm
	Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

RBS SECURITIES INC.

By:	/s/ Nimish Mathur
	Name:	Nimish Mathur
	Title:	Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Richard Zobkiw
	Name:	Richard Zobkiw
	Title:	Executive Director

By:	/s/ Marina Lopez Conde
	Name:	Marina Lopez Conde
	Title:	Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

TD SECURITIES (USA) LLC

By:	/s/ Elsa Wang
	Name:	Elsa Wang
	Title:	Director

CONFIRMED AND ACCEPTED, as of the date first above written:

UBS SECURITIES LLC

By:	/s/ James Anderson
	Name:	James Anderson
	Title:	Executive Director

By:	/s/ Dean Laurence
	Name:	Dean Laurence
	Title:	Associate Director

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

SCHEDULE A

Agent	Address for notices:

U.S. BANCORP INVESTMENTS, INC.	U.S. Bancorp Investments, Inc. 214 North Tryon Street — 26th Floor EX-NC - WSTC Charlotte, North Carolina 28202 Attention: High Grade Syndicate Telephone: (877) 558-2607 Facsimile: (877) 732-2219

BARCLAYS CAPITAL INC.	Barclays Capital Inc. 745 Seventh Avenue — 5th Floor New York, New York 10019 Attention: Syndicate Registration Telephone: (888) 603-5847 Facsimile: (646) 834-8133

CAPITAL ONE SECURITIES, INC.	Capital One Securities, Inc. 201 Saint Charles Avenue, Suite 1830 New Orleans, Louisiana 70170 Attention: Debt Capital Markets Telephone: (504) 528-9174 Facsimile: (646) 589-9519

CIBC WORLD MARKETS CORP.	CIBC World Markets Corp. 300 Madison Avenue, 5th Floor New York, New York 10017 Attention: Execution Management Group Telephone: (212) 856-3571 Email: DLCIBCExecutionmanagement@cibc.com

CITIGROUP GLOBAL MARKETS INC.	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: Transaction Execution Group Telephone: (212) 816-1135 Facsimile: (646) 291-5209

CREDIT SUISSE SECURITIES (USA) LLC	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629 Attention: IBCM — Legal Facsimile: (212) 325-4296

DEUTSCHE BANK SECURITIES INC.	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, 36th Floor

GOLDMAN, SACHS & CO.	Goldman, Sachs & Co. 200 West Street New York, New York 10282 Attention: Registration Department Telephone: (866) 471-2526 Facsimile: (212) 902-9316

HSBC SECURITIES (USA) INC.	HSBC Securities (USA) Inc. 452 Fifth Avenue — Tower 3 New York, New York 10018 Attention: Transaction Management Group Telephone: (212) 525-5107 Facsimile: (212) 525-0238

J.P. MORGAN SECURITIES LLC	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Attention: High Grade Syndicate Telephone: (212) 834-4533 Facsimile: (212) 834-6081

KEEFE, BRUYETTE & WOODS, INC.	Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue - 4th Floor New York, New York 10019 Attention: Debt Capital Markets Telephone: (212) 887-4739 Facsimile: (212) 582-1592

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	Merrill Lynch, Pierce, Fenner & Smith Incorporated 50 Rockefeller Plaza, NY1-050-12-02 New York, New York 10020 Attention: High Grade Transaction Management/Legal Facsimile: (646) 855-5958

MORGAN STANLEY & CO. LLC	Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor New York, New York 10036 Attention: Investment Banking Division Telephone: (212) 761-6691 Facsimile: (212) 507-8999

PIPER JAFFRAY & CO.	Piper Jaffray & Co. 800 Nicollet Mall Minneapolis, Minnesota 55402 Attention: Fixed Income Services Telephone: (612) 303-6516 Facsimile: (612) 313-3094

PNC CAPITAL MARKETS LLC	PNC Capital Markets LLC The Tower at PNC Plaza 300 Fifth Avenue, 10th Floor Pittsburgh, Pennsylvania 15222 Attention: Robert Thomas Telephone: (412) 645-7828

RBC CAPITAL MARKETS, LLC	RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street New York, New York 10281 Attention: Transaction Management Telephone: (866) 375-6829 Facsimile: (212) 658-6137

RBS SECURITIES INC.	RBS Securities Inc. 600 Washington Blvd. Stamford, Connecticut 06901 Attention: Debt Capital Markets/Syndicate Telephone: (203) 897-6166 Facsimile: (203) 873-4534

SANTANDER INVESTMENT SECURITIES INC.	Santander Investment Securities Inc. 45 East 53rd Street New York, New York 10022 Attention: Debt Capital Markets Telephone: (212) 407-7822 Facsimile: (212) 407-0930

TD SECURITIES (USA) LLC	TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019 Attention: Transaction Management Group Telephone: (855) 495-9846

UBS SECURITIES LLC	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 Attention: Fixed Income Syndicate Telephone: (203) 719-1088 Facsimile: (203) 719-0495

WELLS FARGO SECURITIES, LLC	Wells Fargo Securities, LLC 550 South Tryon Street — 5th Floor Charlotte, North Carolina 28202 Attention: Transaction Management Telephone: (704) 410-4792 Facsimile: (704) 410-0326

EXHIBIT A

FORM OF TERMS AGREEMENT

U.S. Bancorp

(A Delaware corporation)

[Medium-Term Notes, Series X (Senior)]
[Medium-Term Notes, Series Y (Subordinated)]

TERMS AGREEMENT

, 20[  ]

Attention:

Re:  Distribution Agreement, dated as of April 21, 2017

The undersigned agrees to purchase the following principal amount of Securities:

$

Initial Public Offering Price:
[Interest Rate]***
[Index Maturity:]*
[Interest Rate Basis:]*
[Maximum Interest Rate:]*
[Minimum Interest Rate:]*
[Interest Determination Dates:]*
[Interest Reset Dates:]*
[Interest Payment Dates:]
[Maturity Date:]
[Spread:]*
[Spread Multiplier:]*
[Interest Period:]*

[Regular Record Date (if other than
the fifteenth calendar day preceding
each Interest Payment Date):]*
Purchase Price: %
Settlement Date and Time:
Redemption Provisions, if any:
[Currency of denomination:]**
[Denominations:]**
[Currency of payment:]**
[Original Issue Discount Note:]
[Other provisions:]

The provisions of Sections 1, 2(b) and 2(c), 3 through 8 and 10 through 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

Exceptions, if any, to Section 3(l) of the Distribution Agreement:

The Applicable Time means         [a.m./p.m.] (New York City time) on          .

[Documents to be delivered:

The following documents referred to in the Distribution Agreement shall be delivered:

[(1)                                   The certificate referred to in Sections 5(b) and 6(b);]

[(2)                                   The opinions referred to in Sections 5(a)(1), 5(a)(2), [5(a)(3)] and 6(c);]

[(3)                                   The accountants’ letter referred to in Sections 5(c) and 6(d).]]

*                                         Applicable to Floating Rate Notes only.

**                                  Applicable to Foreign Currency Notes Only.

***                           Applicable to Fixed Rate Notes only

[AGENT]

By:
Name:
Title:
Accepted:

U.S. BANCORP

By:
Name:
Title:

EXHIBIT B

FORM OF SYNDICATED TERMS AGREEMENT

[Date]

To:	The Purchasing Agents Listed on Annex 1 Hereto

c/o	[Agent/Address]
(the “Lead Agent[s]”)

Re:	Distribution Agreement, dated as of April 21, 2017

Ladies and Gentlemen:

Subject to the terms and conditions of the Distribution Agreement, dated as of April 21, 2017, between U.S. Bancorp and the agents listed on Schedule A thereto concerning the sale of Securities to be issued by the Issuer, as amended or supplemented, the agents named in Annex 1 hereto (the “Purchasing Agents,” and together with the agents listed on Schedule A to the Distribution Agreement, the “Agents”) agree to purchase, severally and not jointly, on a syndicated basis the                        Notes due               of the Issuer (the “Securities”), described in the [Pricing Supplement/Term Sheet] attached as Annex 2 hereto, on the terms and subject to the conditions set forth in such [Pricing Supplement/Term Sheet], the Distribution Agreement and this Syndicated Underwriting Agreement.  Unless otherwise defined herein, all terms used herein have the meanings given to them in the Distribution Agreement; provided that the term “General Disclosure Package” when used in the Distribution Agreement shall mean, collectively, the Basic Prospectus, the Prospectus Supplement and the [Pricing Supplement/Term Sheet] attached as Annex 2 hereto.

1.                                      Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Issuer hereby agrees to issue the Securities, and each of the Purchasing Agents agrees, severally and not jointly, to purchase the Securities, at the purchase price of     per Security (being equal to the issue price of    % of the principal amount less a management and underwriting fee of    % of the principal amount and a selling concession of    % of the principal amount), the number of Securities set forth opposite the name of such purchasing Agent in Annex 1 hereto.

2.                                      The Applicable Time means      [a.m./p.m.] (New York City time) on     , 20  .

3.                                      The purchase price specified above will be paid by the book-running lead manager(s)       (the “Lead Agent(s)”) on behalf of the Purchasing Agents by wire transfer in immediately available funds to the Issuer at       (New York

City time) on           , 20   or at such other time and/or date as the Issuer and the Lead Agent(s) on behalf of the Agents may agree (the “Settlement Time”) against delivery of the Securities to or upon your order in the manner contemplated in the Distribution Agreement.

4.                                      The Purchasing Agents’ obligations hereunder are conditional on (a) the receipt of: [(i) opinions of counsel described in Section 5(a) of the Distribution Agreement, dated as of the Settlement Time,] (ii) the officer’s certificate described in Section 5(b) of the Distribution Agreement, dated as of the date hereof and as of the Settlement Time; [(iii) a “comfort letter” described in Section 5(c) of the Distribution Agreement, dated as of the Settlement Time,]; (b) since the date of this Agreement, there having not occurred, in the reasonable opinion of the Purchasing Agents, a change in international financial, political or economic conditions or currency exchange rates or exchange controls as would be likely to prejudice materially the sale by the Purchase Agents of the Securities; and (c) such other opinions, certificates and documents as may be agreed by the Issuer and the Agents on or prior to the date of this Agreement.

5.                                      [The Issuer hereby appoints each Purchasing Agent party hereto which is not a party to the Distribution Agreement (each a “New Agent”) as an Agent under the Distribution Agreement solely for the purposes of the issue of the Securities (the “Issue”), pursuant to the Distribution Agreement.  Each such New Agent shall be vested, in relation to the Issue, with all authority, rights, powers, duties and obligations of an Agent purchasing Securities pursuant to the Distribution Agreement, as if originally named as an Agent under the Distribution Agreement.

In consideration of the Issuer appointing each New Agent as an Agent with respect to the Issue, each New Agent hereby undertakes for the benefit of the Issuer and each of the other Purchasing Agents, that, in relation to the Issue it will perform and comply with all of the duties and obligations expressed to be assumed by an Agent under the Distribution Agreement, a copy of which it acknowledges it has received.

Each New Agent acknowledges that such appointment is limited to the Issue and is not for any other issue of Securities of the Issuer pursuant to the Distribution Agreement and that such appointment will terminate upon issue of the Securities comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

For the purposes hereof, the notice details of each New Agent are as follows (insert name, address, telephone, telecopy and attention):

[insert notice details]

6.             The provisions of Section 2(b) of the Distribution Agreement related to Defaulted Securities and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.  As used herein, the term “Agent” includes any person substituted for or added as an Agent under this Section 6.

This Agreement is a Syndicated Terms Agreement referred to in the Distribution Agreement and shall be governed by and construed in accordance with the law of the State of New York.

Very truly yours,
[Purchasing Agents] [New Agents]

By:
Name:
Title:

Accepted: [Date]
U.S. BANCORP

By:
Name:
Title:

ANNEX 1

AGENT	PRINCIPAL AMOUNT OF SECURITIES
[ ]	$ [ ]
[ ]	[ ]

TOTAL:	$

ANNEX 2

[ATTACH PRICING SUPPLEMENT/TERM SHEET]